Exhibit 99.1

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

FOR RELEASE – March 20 – 7:00 am (EST)

AETI announces Q4 2014 results

HOUSTON, March 20, 2015 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its fourth quarter and fiscal year 2014 financial results.

The Company reported a $2.1 million net loss attributable to common shareholders in the fourth quarter of 2014 on consolidated revenue of $13.7 million, down from a net profit of $0.6 million in the fourth quarter of 2013 on revenue of $16.5 million.

The Company previously announced it had experienced project delays and manufacturing cost overruns in the third quarter due to new product introductions and a significant increase in the number of large power distribution center (“PDC”) projects in process primarily for the midstream and downstream oil and gas markets. As expected, the fourth quarter was negatively impacted by the resulting low margins from those projects that shipped in the quarter, coupled with additional warranty and project closeout costs.

The revenue for the quarter was impacted by customer project delays, related to the drop in oil prices. One customer postponed a multi-million dollar land-based oil production PDC delivery until early 2016 but continued the engineering portion of the project.

The company’s wholly-owned subsidiary M&I Electric Brazil, which was established in Q3 of this year, grew revenue to $0.7 million, up from $0.2 million in Q3, but incurred losses of $0.2 million in the quarter related to operational start-up costs. M&I Electric Brazil is expected to play a strong role in the company’s 2015 growth plans as it ramps its electrical services and construction business.

“In the third quarter we stated that we understood the causes of our growing pains and were working to address them. We have completed the new product introductions and believe those issues are now behind us” said Charles Dauber, president and chief executive officer, AETI. “Although we experienced significant challenges this year, with our newly expanded manufacturing operation, new products, new chief operating officer, exiting of our remaining non-core business (American Access Technologies), the establishment of M&I Electric Brazil, and numerous initial wins at top tier energy firms, the Company is well positioned for the future”.

The Company reported record backlog in the oil & gas market sector in the quarter of $25 million, leading to total backlog of $26.5 million, down only $1.4 million from the record total backlog reported at the end of Q3 2014.

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

Even with that strong backlog, the Company also announced a restructuring charge in the quarter of $100K related to down-sizing activities undertaken to align the Company’s cost structure with the current oil price related market uncertainties heading into 2015. The effect of this and other cost reduction initiatives will reduce annual costs by approximately $3.0 million per year.

The Company’s international joint ventures reported net equity income after expenses of $0.2 million for the quarter, which reflects the typical seasonality of its China joint venture.

For the full year, the Company reported a $5.1 million loss on revenue of $57.3 million. Included in that loss were non-cash charges of $2.7 million related to the impairment of the Company’s discontinued American Access Technologies (AAT) segment and its remaining renewable energy assets as well as $0.4 million of charges related to the start-up of its Brazilian operations.

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on March 20 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 888-554-1419 passcode 403184, in the United States and Canada. International callers should dial +1 719-457-2708 passcode 403184.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; and Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, expected improvement in profitability, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended				Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
	2014		2013		2014		2013
Revenue:
Technical Products and Services	$11,224		$13,543		$49,967		$49,150
Electrical and Instrumentation Construction	2,469		2,954		7,287		10,089

	$13,693		$16,497		$57,254		$59,239

Gross profit:
Technical Products and Services	$(253)	-2%	$2,954	22%	$4,132	8%	$9,072	18%
Electrical and Instrumentation Construction	290	12%	600	20%	863	12%	2,095	21%

	$37	0%	$3,554	22%	$4,995	9%	$11,167	19%

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations
Technical Products and Services	$(446)	-4%	$2,689	20%	$3,177	6%	$8,061	16%
Electrical and Instrumentation Construction	134	5%	599	20%	525	7%	2,095	21%
Corporate and other unallocated expenses	(2,045)		(2,230)		(7,597)		(6,994)

Income (loss) from consolidated continuing operations	(2,357)	-17%	1,058	6%	(3,895)	-7%	3,162	5%

Equity income from BOMAY	261		(57)		2,054		2,066
Equity income (loss) from MIEFE	(1)		(31)		138		115
Equity income from AAG	—		(28)		2		843
Foreign operations expenses	(110)		(63)		(522)		(267)

Net equity income from foreign joint ventures’ operations	150		(179)		1,672		2,757

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations	(2,207)	-16%	879	5%	(2,223)	-4%	5,919	10%

Interest expense and other, net	(109)		126		(165)		54

Total other income (expense)	(109)		126		(165)		54

Continuing operations income before income taxes	(2,316)		1,005		(2,388)		5,973

Provision for income taxes on continuing operations	(334)		(32)		(334)		713

Net income (loss) on continuing operations	(1,982)		1,037		(2,054)		5,260

Discontinued operations income (loss)	—		(360)		(2,673)		(709)

Provision for income taxes on discontinued operations	$—		$—		$—		$—

Net income (loss) on discontinued operations	—		(360)		(2,673)		(709)

Net income (loss) before dividends on redeemable convertible preferred stock	(1,982)		677		(4,727)		4,551

Dividends on redeemable preferred stock	(87)		(86)		(345)		(342)

Net income (loss) attributable to common stockholders	$(2,069)	-15%	$591	4%	$(5,072)	-9%	$4,209	7%

Earnings (loss) from continuing operations per common share:
Basic	$(0.25)		$0.12		$(0.29)		$0.62

Diluted	$(0.25)		$0.11		$(0.29)		$0.56

Weighted-average number of continuing operations common shares outstanding:
Basic	8,185,224		8,006,265		8,182,034		7,990,690

Diluted	8,185,224		9,537,868		8,182,034		9,472,506

Earnings (loss) from discontinued operations per common share:
Basic	0.00		$(0.04)		$(0.33)		$(0.09)

Earnings (loss) per common share:
Basic	$(0.25)		$0.07		$(0.62)		$0.53

Diluted	$(0.25)		$0.07		$(0.62)		$0.48

Weighted-average number of common shares outstanding:
Basic	8,185,224		8,006,265		8,182,034		7,990,690

Diluted	8,185,224		9,537,868		8,182,034		9,472,506

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2014
	(Unaudited)	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$3,550	$4,148
Accounts receivable-trade, net of allowance of $315 and $327 at December 31, 2014 and December 31, 2013, respectively	11,877	10,462
Inventories, net of allowance of $73 and $40 at December 31, 2014 and December 31, 2013	2,769	3,184
Costs and estimated earnings in excess of billings on uncompleted contracts	2,989	5,312
Prepaid expenses and other current assets	750	376
Current assets held for sale	—	3,113

Total current assets	21,935	26,595
Property, plant and equipment, net	8,373	4,077
Investments in foreign joint ventures	12,054	13,033
Other assets	242	126
Long-term assets held for sale	650	2,005

Total assets	$43,254	$45,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,447	$5,327
Accrued payroll and benefits	1,145	1,911
Other accrued expenses	640	397
Billings in excess of costs and estimated earnings on uncompleted contracts	1,983	3,021
Short-term notes payable	—	—
Other current liabilities	150	121
Current Liabilities held for sale	—	536

Total current liabilities	10,365	11,313
Notes payable	4,000	500
Deferred income taxes	3,046	3,541
Deferred compensation	290	211

Total liabilities	17,701	15,565

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $729 and $764 at December 31, 2014 and December 31, 2013, respectively; $.001 par value, shares issued and outstanding 1,000,000 December 31, 2014, and December 31, 2013	4,281	4,236

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,185,323 and 8,008,759 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	8	8
Treasury stock; at cost 111,640 shares at December 31, 2014 and 49,863 shares at December 31, 2013	(722)	(238)
Additional paid-in capital	11,418	10,494
Accumulated other comprehensive income	851	983
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 at December 31, 2014 and December 31, 2013, respectively	9,717	14,788

Total common stockholders’ equity	21,272	26,035

Total liabilities, preferred stock and stockholders’ equity	$43,254	$45,836

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas 77079
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest, Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Net Income (loss) on continuing operations attributable to common stockholders	$(2,069)	$951	$(2,399)	$4,918
Add:
Dividends on redeemable preferred stock	87	86	345	342
Depreciation and amortization	227	150	684	498
Interest expense and other, net	109	(126)	165	(54)
Provision for income taxes	(334)	(32)	(334)	713

EBITDA[1]	$(1,980)	$1,029	$(1,539)	$6,417

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2013 10-K which was filed on March 28, 2014.